SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c)
[ ]  or Rule 14a-12

                                  DYNAGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [ ] $ 125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or  Item  22(a)(2)  of  Schedule  14A.
    [ ] $ 500 per  each  party  to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                                 not applicable
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     (2) Aggregate number of securities to which transactions applies:

                                 not applicable
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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                 not applicable
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

                                 not applicable
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     (5) Total fee paid:

                                 not applicable
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     [X] Fee paid previously with preliminary materials.

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         Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

                                 not applicable
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DYNAGEN, INC.
                              99 ERIE STREET
                            CAMBRIDGE, MA 02139
                              (617) 491-2527

                           --------------------

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           --------------------

TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders of DynaGen, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, January 30, 1997, at 3:00 p.m., at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 20th Floor, 125 High Street, Boston, Massachusetts
02110, for the following purposes:

    1. To elect a Board of Directors for the ensuing year.

       The nominees the Board proposes to present for election are: Dr. Ian R. Ferrier, Steven Georgiev, Dr. Indu A. Muni, Dr. F. Howard Schneider, Dr. Michael Sorell and Dhananjay G. Wadekar.

    2. To consider and act upon a proposal to approve an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share ("Common Stock"), from 40,000,000 to 75,000,000 shares.

    3. To consider and act upon a proposal to approve an amendment to the Corporation's 1991 Stock Plan to increase the number of shares of Common Stock of the Corporation authorized to be issued thereunder from 1,200,000 to 2,600,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code.

    4. To transact such other business as may properly come before the meeting and any adjournments thereof.

    Stockholders entitled to notice of and to vote at the meeting shall be determined as of December 24, 1996, the record date fixed by the Board of Directors for such purpose.

    All stockholders are cordially invited to attend the Meeting. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                      By Order of the Board of Directors,


                                      DHANANJAY G. WADEKAR
                                      Chairman

December 27, 1996



    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.




                               DYNAGEN, INC.
                              99 ERIE STREET
                            CAMBRIDGE, MA 02139

                           --------------------

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF STOCKHOLDERS

                           --------------------

                             DECEMBER 27, 1996

    Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of DynaGen, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 30, 1997, at 3:00 p.m. (the "Meeting"), at the offices of Testa, Hurwitz &
Thibeault, LLP, High Street Tower, 20th Floor, 125 High Street, Boston, Massachusetts 02110.

    Only stockholders of record as of December 24, 1996 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of December 13, 1996, [29,106,231] shares of the Corporation's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by (1) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy,
(2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to DynaGen, Inc., 99 Erie Street, Cambridge, MA 02139,
Attention: Secretary, at or before the taking of the vote at the Meeting.

    The persons named as attorneys in the proxy are directors and officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy.

    In addition to the election of directors, the stockholders will consider and vote upon proposals (i) to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 75,000,000 shares and (ii) to approve an amendment to the Corporation's 1991 Stock Plan to increase the number of shares of Common Stock of the Corporation authorized to be issued thereunder from 1,200,000 to 2,600,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, all as further described in this Proxy Statement.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting, except that the proposal to amend the Corporation's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included but have the effect of a vote "against" the proposal to amend the Certificate of Incorporation.

    Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. The shares will be voted FOR the matter in question if no specification is made.

    The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Corporation will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

    The Corporation's Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of
Operations for the fiscal year ended June 30, 1996, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about December 27, 1996.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 13, 1996, certain information concerning the ownership of the Corporation's Common Stock by: (i) each person who is known by the Corporation to own beneficially five percent or more of the outstanding shares of the Corporation's Common Stock; (ii) each of the Corporation's directors; (iii) the chief executive officer and each other executive officer of the Corporation whose annual compensation exceeded
$100,000; and (iv) all directors and executive officers as a group. Except as otherwise indicated, to the knowledge of the Corporation, the persons listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                   SHARES         PERCENTAGE OF
                                                BENEFICIALLY       OUTSTANDING
          NAME OF BENEFICIAL OWNER                  OWNED        COMMON STOCK(1)

Dhananjay G. Wadekar  ......................      1,351,250            4.6%
  99 Erie Street
  Cambridge, Massachusetts 02139
Dr. Indu A. Muni  ..........................      1,137,250            3.9%
  99 Erie Street
  Cambridge, Massachusetts 02139
Dr. F. Howard Schneider(2)  ................        270,000              *
  99 Erie Street
  Cambridge, Massachusetts 02139
Dr. Ian R. Ferrier  ........................              0              0%
  c/o Bogart Delafield Ferrier, Inc.
  North Tower, 5th Floor
  49 Headquarters Plaza
  Morristown, New Jersey 07960
Steven Georgiev  ...........................              0              0%
  c/o Palomar Medical Technologies, Inc.
  66 Cherry Hill Drive
  Beverly, Massachusetts 01915
Dr. Michael Sorell .........................              0              0%
  115 East 92nd Street
  New York, NY 10128
All Directors and Executive Officers as a group
  (8 persons)(3)                                  2,864,500            9.7%


---------


* Indicates less than 1%.

(1) As of December 13, 1996, there were [29,106,231] shares of the Corporation's Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), shares of Common Stock that an individual or group has a right to acquire on or before February 11, 1997 (i.e., within 60 days of December 13, 1996) pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

(2) Includes 200,000 shares issuable to Dr. Schneider pursuant to immediately exercisable stock options. Does not include 100 shares owned by Dr. Schneider's wife, of which he disclaims any beneficial interest or control.

(3) Includes 283,000 shares issuable pursuant to immediately exercisable stock options. Does not include 100 shares owned by Dr. Schneider'swife of which he disclaims any beneficial interest or control.



                           ELECTION OF DIRECTORS

    Each director of the Corporation is elected to hold office until the next annual meeting of stockholders, and until his successor is elected and qualified. Shares represented by all proxies received by the Corporation and not so marked as to withhold authority to vote for any individual nominee for director or for all nominees will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the six nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of another person or for fixing the number of directors at a lesser number. All of the nominees are currently directors of the Corporation. Proxies cannot be voted for more than six nominees.

NOMINEES FOR DIRECTOR

    The nominees for directors of the Corporation are as follows:


         NAME                         AGE                     POSITION

Dr. Ian R. Ferrier(2) (3)              53              Director
Steven Georgiev(2) (3)                 62              Director
Dr. Indu A. Muni(1)                    54              President, Chief
                                                       Executive Officer,
                                                       Treasurer
                                                       and Director
Dr. F. Howard Schneider                58              Senior Vice President --
                                                       Technology and
                                                       Director
Dr. Michael Sorell                     49              Director
Dhananjay G. Wadekar(1)                43              Chairman of the Board,
                                                       Executive Vice
                                                       President and Director


---------


(1) Member of the Stock  Option  Committee,  which was  disbanded on October 28,
    1996.
(2) Member of the Audit Committee.

(3) Member of the Executive Compensation Committee, which was established on July 24, 1996.

    The By-laws of the Corporation provide for the annual election of the Board of Directors. All Directors of the Corporation are elected to hold office until the next annual meeting of Stockholders, and until their successors have been duly elected and qualified.

    DR. IAN R. FERRIER. Dr. Ferrier has served as a director of the Corporation since July 1996. In 1982, he founded Bogart Delafield Ferrier, Inc. ("Bogart Delafield Ferrier"), a healthcare consulting firm that provides strategic consulting services to pharmaceutical and biotechnology companies. Dr. Ferrier has served as Chief Executive Officer of Bogart Delafield Ferrier since 1982 and as Chairman since 1989. He earned a medical degree from Edinburgh University and specialized in clinical pharmacology during postgraduate training. Prior to founding Bogart Delafield Ferrier, he held various clinical research and management positions with ICI Pharmaceuticals, Kalipharma Inc., and the Tech America Group. He serves as a director on the board of NASTECH Pharmaceuticals Co., Inc., a publicly traded company, and on the boards of several privately held biotechnology and pharmaceutical companies.

    STEVEN GEORGIEV. Mr. Georgiev has served as a director of the Corporation since July 1996. Since November 1993, he has been Chief Executive Officer of Palomar Medical Technologies, Inc. ("Palomar"), a publicly traded Massachusetts firm specializing in medical applications of lasers, and from November 1993 until August 1994 he was also President of Palomar. Mr. Georgiev was a consultant to Palomar's predecessor, Dymed Corporation, from June 1991 until Palomar's September 1991 merger with Dymed Corporation, at which time he became Palomar's Chairman of the Board of Directors. Since November 1995, Mr. Georgiev has been Chairman of the Board of Directors of American Materials & Technologies, Inc., a publicly traded company. Mr. Georgiev has been a director of Excel Technology, Inc., a publicly traded laser system and electro-optical component company, since October 1992 and was also a director of Cybernetics Products, Inc., a publicly traded company, from August 1988 until January 1992. Mr. Georgiev earned a B.S. degree in Engineering Physics from Cornell University and a M.S. in Management from the Massachusetts Institute of Technology.

    DR. INDU A. MUNI. Dr. Muni is a co-founder of the Corporation and has served as President and a director of the Corporation since inception and as Chief Executive Officer and Treasurer since July 1990. From May 1988 to November 1988, Dr. Muni served as Vice President of Biomaterial and Environmental Science and Engineering for Holometrix, Inc., a publicly traded thermal instrumentation company. Between July 1987 and May 1988, Dr. Muni provided biological consulting services to pharmaceutical and biotechnology companies as an independent consultant. From February 1981 to July 1987, Dr. Muni served as Executive Vice President of Bioassay Systems Corporation, a publicly traded provider of contract research and development services in the areas of pharmaceutical and diagnostic systems.

    DR. F. HOWARD SCHNEIDER. Dr. Schneider has served as a director of the Corporation since September 1989, was Chairman of the Board of the Corporation from July 1990 until February 1991 and became Senior Vice President --
Technology effective June 1991. Dr. Schneider was previously a partner and Senior Vice President of Bogart Delafield Ferrier. Dr. Schneider participated in the management buyout of Bogart Delafield Ferrier from its parent corporation, McCann Healthcare Group, a subsidiary of Inter Public Group.

    DR. MICHAEL SORELL. Dr. Sorell has served as a director of the Corporation since October 1996. Since 1986, Dr. Sorell has worked in various capacities, including research analyst, vice president and principal, of Morgan Stanley & Co., Inc. Dr. Sorell earned an M.D. degree from the Albert Einstein College of Medicine in 1972.

    DHANANJAY G. WADEKAR. Mr. Wadekar is a co-founder of the Corporation and has served as a director of the Corporation since inception and as Chairman of the Board and Executive Vice President of the Corporation since November 1991. In addition, he served as the Chairman, Chief Executive Officer and Treasurer of the Corporation from its inception until July 1990 and as a consultant to the Corporation during the period July 1990 to October 1991. Since April 1996, Mr. Wadekar has served as a director of CSL Lighting Manufacturing, Inc., a publicly traded manufacturer of high-end lighting fixtures. Mr. Wadekar was a director of Holometrix, Inc., a publicly traded thermal instrumentation company which he founded, from 1985 until November 1994.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met six times during the fiscal year ended June 30, 1996. Each incumbent director who served during the fiscal year ended June 30, 1996 attended at least 75% of the meetings of the Board held during the period in which he served. During the fiscal year ended June 30, 1996, the Board of Directors had a Stock Option Committee, of which Dr. Muni and Mr. Wadekar were members until the committee was disbanded on October 28, 1996. The Stock Option Committee administered the Corporation's 1989 Stock Option Plan and 1991 Stock Plan and did not meet during the fiscal year ended June 30, 1996. The Board of Directors has an Audit Committee, of which Dr. Ferrier and Mr. Georgiev are currently members, which oversees all financial functions of the Corporation, including matters relating to the appointment and activities of the
Corporation's auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies. The Audit Committee met two times during the fiscal year ended June 30,

1996. Henry E. Blair and Mark Skaletsky, who served as directors of the Corporation and the sole members of the Audit Committee until July 1996 and June 1996, respectively, both attended all meetings of the Audit Committee. The Board of Directors does not currently have a standing nominating committee or committee performing similar functions.

    Although the Board of Directors did not have a compensation committee during the fiscal year ended June 30, 1996, on July 24, 1996, the Board established an Executive Compensation Committee, of which Dr. Ferrier and Mr. Georgiev are the members. The Executive Compensation Committee will review and set cash and non-cash compensation for Dr. Muni and Mr. Wadekar and will provide guidance to the Board of Directors on the cash and non-cash compensation payable to other officers and employees of the Corporation.

COMPENSATION OF DIRECTORS

    Directors were not compensated during the fiscal year ended June 30, 1996 for attending meetings of the Board of Directors. The Corporation has since instituted a policy of paying directors who are not employees of the Corporation a participation fee of $1,000 for each meeting of the Board of Directors attended and for each committee meeting attended, up to a maximum of $1,000 per calendar day, regardless of how may meetings occur on one day. All directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings and other services as directors. Directors are entitled to receive stock options under the 1991 Stock Plan and the 1989 Stock Option Plan. To date, Mr. Wadekar and Dr. Muni have received no options, and Dr. Schneider has received options to purchase a total of 310,000 shares of the Corporation's Common Stock under the 1991 Stock Plan and 1989 Stock Option Plan. In addition, the Board of Directors granted to Dr. Ferrier, Mr. Georgiev and Dr. Sorell options to purchase 330,000 shares each, which options were granted outside of the 1991 Stock Plan and 1989 Stock Option Plan. The Corporation's Stock Option Committee, which administered the Corporation's 1989 Stock Option Plan and 1991 Stock Plan until October 28, 1996, had a general policy of awarding stock options at not less than fair market value at the date of grant, and options generally vest over 2, 3 or 4 years. During the fiscal year ended June 30, 1996, however, the Stock Option Committee awarded stock options to Dr. Schneider and certain other officers of the Corporation at an exercise price of $.01, which options were fully vested on the date of grant.

               EXECUTIVE COMPENSATION AND OTHER INFORMATION
                     CONCERNING OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended June 30, 1996, 1995 and 1994, of those persons who were at June 30, 1996 (i) the chief executive officer and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000 (the "Named Officers"):

                                                                      LONG-TERM
                                                                   COMPENSATION(2)
                                    ANNUAL COMPENSATION(1)             AWARDS
                                                                      NUMBER OF
NAME AND PRINCIPAL   FISCAL   SALARY    BONUS     OTHER ANNUAL        OPTIONS/           ALL OTHER
     POSITION         YEAR      ($)      ($)    COMPENSATION ($)      SARS (#)       COMPENSATION ($)
DR. INDU A. MUNI .    1996    115,500     --            --               --                 304(3)
  President, Chief
  Executive           1995    115,500     --            --               --                 304(3)
  Officer and
  Treasurer           1994    112,875     --            --               --                 304(3)
DHANANJAY G.
  WADEKAR  .......    1996    115,500     --            --               --                 304(3)
  Chairman of the
  Board and           1995    115,500     --            --               --                 304(3)
  Executive Vice
  President           1994    112,875     --            --               --                 304(3)
DR. F. HOWARD         1996    115,500     --            --               10,000             304(3)
  SCHNEIDER ......
  Senior Vice         1995    115,500     --            --               --                 304(3)
  President --
  Technology          1994    112,875     --            --            150,000(4)         15,476(5)

---------


(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Corporation did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during the fiscal years ended June 30, 1996, 1995 and 1994.

(3) Amount represents the dollar value of group-term life insurance premiums paid by the Corporation for the benefit of the Named Officer.

(4) The Corporation repriced certain of Dr. Schneider's outstanding options in Fiscal 1994 as follows: Options to purchase 150,000 shares granted in July 1992 at an exercise price of $5.25 were canceled in exchange for options to purchase 150,000 shares at an exercise price of $.75 per share, the fair market value of the Corporation's Common Stock on the date of exchange, April 27, 1994.

(5) Amount is comprised of: (i) $15,172 representing forgiveness from repayment of a loan owed to the Corporation by Dr. Schneider and (ii) $304 representing the dollar value of group-term life insurance premiums paid by the Corporation for the benefit of Dr. Schneider.


OPTIONS/SAR GRANTS TABLE

    The following table sets forth each grant of stock options made during the year ended June 30, 1996 to each of the Named Officers:

                                          INDIVIDUAL GRANTS
                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                                                                                        FOR OPTION TERM(2)
                                  % OF TOTAL
                     NUMBER OF     OPTIONS                  MARKET
                     SECURITIES   GRANTED TO               PRICE ON
                     UNDERLYING   EMPLOYEES    EXERCISE     DATE OF
                      OPTIONS     IN FISCAL      PRICE       GRANT     EXPIRATION
       NAME          GRANTED(1)      YEAR      ($/SHARE)   ($/SHARE)      DATE      0% ($)   5% ($)   10% ($)
Dr. Indu A. Muni         --           --          --          --          --          --       --       --
Dhananjay G.
Wadekar                  --           --          --          --          --          --       --       --
Dr. F. Howard
Schneider              10,000        18.2%       0.01        3.19       2/02/03     31,800   44,787   62,064

---------


(1) All options granted are reflected in the Summary Compensation Table, were granted on February 2, 1996 and were fully exercisable immediately upon grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (0%, 5% and 10%) on the market value of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.


OPTION EXERCISES AND FISCAL YEAR END VALUES

    Presented below is further information with respect to unexercised stock options to purchase the Corporation's Common Stock held by each Named Officer as of June 30, 1996. None of the Named Officers exercised any stock options during fiscal 1996.


                            NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                               OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                              JUNE 30, 1996 (#)             JUNE 30, 1996 ($)
         NAME            EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

Dr. Indu A. Muni                 0              0          --              --
Dhananjay G. Wadekar             0              0          --              --
Dr. F. Howard Schneider    200,000         60,000        332,400        101,250


    Stock Plans. The Corporation currently maintains two employee stock plans: the 1989 Stock Option Plan and the 1991 Stock Plan. During fiscal 1996, each plan was administered by the Stock Option Committee of the Board of Directors. The 1991 Stock Plan currently provides for the grant of incentive stock options, non-qualified options, awards and authorizations to purchase up to 1,200,000 shares of Common Stock. At the Meeting, the stockholders will consider and vote upon a proposal to approve an amendment to the 1991 Stock Plan to increase the number of shares of Common Stock authorized to be issued thereunder from 1,200,000 to 2,600,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code (see "Proposal to Amend the 1991 Stock Plan" below). The terms of options issued under the 1991 Stock Plan, including number of shares, exercise price, duration and vesting, were generally determined by the Stock Option Committee before the committee was disbanded on October 28, 1996 and are now determined by the full Board of Directors. As of June 30, 1996, options to purchase a total of 640,900 shares of Common Stock were outstanding under the 1991 Stock Plan, of which options for 418,300 shares were then exercisable, and 506,900 shares of Common Stock were reserved for future option grants.

    The 1989 Stock Option Plan provides for the grant of incentive stock options and non-qualified options to purchase up to an aggregate of 600,000 shares of Common Stock to the Corporation's employees, officers, directors and consultants. The terms of such options, including number of shares, exercise price, duration and vesting, were generally determined by the Stock Option Committee before the committee was disbanded on October 28, 1996 and are now determined by the full Board of Directors. As of June 30, 1996, options to purchase a total of 220,000 shares of Common Stock were outstanding under the 1989 Stock Option Plan, of which options for 197,500 shares were then exercisable, and no shares of Common Stock were reserved for future option grants.

BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Corporation's executive compensation program was administered by the Board of Directors during fiscal 1996. The Board of Directors' informal executive compensation philosophy (which applies generally to all of the Corporation's management) considers a number of factors, which may include providing levels of compensation competitive with companies at a comparable stage of development and in the Corporation's geographic area, recognizing the overall cost of living in the Corporation's geographical region, integrating management's pay with the achievement of performance goals, rewarding above average corporate performance, recognizing and providing incentive for individual initiative and achievement, and promoting a cooperative spirit among the executive officers of the Corporation. Senior management's compensation is weighted more heavily toward compensation contingent upon the Corporation's achieving certain business objectives. The Board of Directors also endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interest with the enhancement of stockholder value by providing management with longer-term incentives. Accordingly, compensation structures for management generally include a combination of salary and stock options.

    In setting cash compensation for Dr. Muni and Mr. Wadekar and reviewing and approving the cash compensation for all other executive officers, the Board of Directors reviews salaries for all executive officers annually. The Board of Directors' policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Corporation in the metropolitan Boston area (which together comprise a subset of the Corporation's Peer Group Index referred to in the Performance Graph below). In addition, the base salaries take into account the Corporation's relative performance as compared to these companies and the attainment of certain planned objectives. The Corporation believes the present compensation for its executive officers is comparable to these similarly situated companies.

    The cash compensation program for Dr. Muni and Mr. Wadekar is designed to reward performance that enhances stockholder value. The cash compensation package is comprised only of base pay as a function of the several factors mentioned above. Dr. Muni and Mr. Wadekar have not been issued any stock options. As co-founders of the Corporation, Dr. Muni and Mr. Wadekar each have an appreciable share of the Corporation's outstanding Common Stock. As a result, the Board of Directors currently believes that in the near term, Dr. Muni's and Mr. Wadekar's equity interests are sufficiently aligned with the Corporation's stockholders with respect to the goal of enhancing stockholder value.

    Incentive-based compensation is an integral part of the overall compensation package of the remaining members of the executive group. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Corporation and to enable them to develop and maintain a stock ownership position in the Corporation's Common Stock. The
Corporation's 1989 Stock Option Plan and 1991 Stock Plan, which were administered by the Stock Option Committee (of which Dr. Muni and Mr. Wadekar were the only members) during fiscal 1996, have been used for the granting of stock options to eligible employees, including executive officers. Because some of the Corporation's products are still in a developmental stage and the Corporation is only beginning to sell certain of its products, the Stock Option Committee has granted stock options to all employees, officers and directors of the Corporation in order to foster a spirit of cooperation and common purpose in making the Corporation a successful enterprise.

    During fiscal 1996, the Stock Option Committee granted options to purchase 55,000 shares of Common Stock to the directors, officers and employees of the Corporation. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Corporation. The value realizable from exercisable options is dependent upon the extent to which the Corporation's performance is reflected in the market price of the Corporation's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Stock Option Committee has granted options in order to motivate these employees to maximize stockholder value. Generally, options granted to officers and employees vest over 2, 3 or 4 years and expire after a 7 or 10-year period. In addition, the Stock Option Committee had a general policy of awarding stock options at not less than the fair market value at the date of grant in order to reward executives and other employees only to the extent that the stockholders also benefit through appreciation in the value of the Corporation. On February 2, 1996, however, the Stock Option Committee granted immediately exercisable options to purchase 55,000 shares of Common Stock to certain officers of the Corporation at an exercise price of $0.01 per share. In addition, the Board of Directors awarded 117,250 shares of Common Stock, outside of the 1991 Stock Plan and the 1989 Stock Option Plan, as a bonus to a number of employees of the Corporation. The Common Stock and stock option awards were made to recognize the past performance of all employees and to provide an incentive to all employees to remain with the Corporation. The Board of Directors believes that these awards foster a spirit of common purpose towards making the corporation a successful enterprise.

    Options granted to employees are based on such factors as individual initiative, achievement and performance. In making specific grants to executives, the Stock Option Committee evaluated each officer's total equity compensation package. The Stock Option Committee generally reviewed the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Stock Option Committee considered equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Corporation's stockholders.

    The Board of Directors is satisfied that the executive officers of the Corporation are dedicated to achieving significant improvements in the long-term financial performance of the Corporation and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

    This report has been submitted by the members of the Board of Directors and the Stock Option Committee:

                                DR. INDU A. MUNI
                             DR. F. HOWARD SCHNEIDER
                              DHANANJAY G. WADEKAR

                                PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on June 30, 1991 in each of (i) the Corporation's Common Stock, (ii) The Nasdaq Stock Market Index of U.S. Companies ("Nasdaq Index"), and (iii) the Nasdaq Pharmaceutical Stock Index ("Peer Group Index"). The Peer Group Index reflects the performance of all corporations that are members of the pharmaceutical industry with 2830 as their Primary Standard Industrial Classification Code Number. The values of all three indexes are set at $100 as of June 30, 1991 and are plotted as of the end of each fiscal quarter through the most recent fiscal year end.




Comparison of Cumulative Return among DynaGen, Inc., Nasdaq Index and Peer Group

           [In this area appears a line graph comparing the Company's
       Cumulative Return with that of the Nasdaq Index and the Peer Group.
                 The plot points for the graph are as follows.]


                              NASDAQ         PEER GROUP          DYNAGEN
                              ------         ----------          -------

06/30/91                       100              100                100
09/30/91                       112              138                 93
12/31/91                       125              387                 82
03/31/92                       129              148                106
06/30/92                       120              125                 82
09/30/92                       125              117                 74
12/31/92                       146              143                 64
03/31/93                       148              103                 75
06/30/93                       151              108                 67
09/30/93                       164              117                 52
12/31/93                       168              127                 41
03/31/94                       160              104                 12
06/30/94                       153               91                  9
09/30/94                       165              102                 19
12/30/94                       163               96                 26
03/31/95                       178              103                 36
06/30/95                       204              120                 59
09/30/95                       228              150                 51
12/31/95                       231              175                 29
03/31/96                       242              182                 36
06/30/96                       261              177                 32




                     JUNE 30, 1991   JUNE 30, 1992   JUNE 30, 1993   JUNE 30, 1994   JUNE 30, 1995   JUNE 30, 1996
DYNAGEN, INC.            $100            $  82           $  67            $   9           $  59          $   32
NASDAQ INDEX              100             120             151              153             204             261
PEER GROUP                100             125             108               91             120            177

EMPLOYMENT AND CONSULTING AGREEMENTS

    The Corporation has entered into employment agreements with Dr. Muni, the Corporation's President, Chief Executive Officer and Treasurer, Mr. Wadekar, the Corporation's Chairman of the Board and Executive Vice President, and Dr. Schneider, the Corporation's Senior Vice President -- Technology. Dr. Muni's agreement expires in August 1997, and Mr. Wadekar's and Dr. Schneider's agreements expire in October 1997. Under the agreements, Dr. Muni, Mr. Wadekar and Dr. Schneider were paid annual base salaries of $115,500, effective October 1, 1993.

    Effective July 1, 1996, the Executive Compensation Committee increased Dr. Muni and Mr. Wadekar's annual base salaries to $145,000 and approved an arrangement whereby Dr. Schneider is paid an annual base salary of $116,000 for a four-day work week.

    In addition,  Dr. Muni, Mr. Wadekar and Dr.  Schneider have each agreed that
(i) during his respective period of employment with the Corporation and for a period of one year thereafter, he will not engage in any business activity engaged in or under development by the Corporation and (ii) for a period of three years following his respective period of employment, he will not engage in any activities for any direct competitor similar or related to those activities engaged in during the preceding two years of employment with the Corporation. In the event the Corporation terminates Dr. Muni's, Mr. Wadekar's or Dr. Schneider's employment without cause, the Corporation is obligated to pay to him an amount equal to three months base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Corporation did not have a Compensation Committee during fiscal 1996. The Board of Directors and the Stock Option Committee were responsible for determining compensation of executive officers of the Corporation. During fiscal 1996, Drs. Muni and Schneider and Mr. Wadekar served on the Board of Directors. None of these three officers was present during discussion of and abstained from voting with respect to his own compensation as an executive officer of the Corporation. The Stock Option Committee, of which Dr. Muni and Mr. Wadekar were members, did not grant any options to Dr. Muni or Mr. Wadekar during fiscal 1996.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

    By a Board of Directors resolution dated December , 1996, the Board of Directors recommended to the stockholders that the Corporation amend the Corporation's Certificate of Incorporation (the "Charter") to increase the number of authorized shares of Common Stock from 40,000,000 to 75,000,000 shares. Shares of the Corporation's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     As of December 13, 1996, there were [29,106,231) shares issued and outstanding and approximately [6,393,000] shares reserved for future issuance pursuant to outstanding warrants, convertible debt and options. If the amendment to the Charter is approved, the Board of Directors will have the authority to issue approximately[45,893,769] additional shares of Common Stock withoutfurther stockholder approval. The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as the Board of Directors may determine to be necessary or desirable. These purposes may include, without limitation, acquiring other businesses in exchange for shares of Common Stock, entering into collaborative research arrangements with other companies, or acquiring complementary technologies, products or businesses from third parties in exchange for Common Stock. In addition, other corporate purposes may include issuing shares of Common Stock in connection with research and development relationships, strategic alliances or other corporate partnering programs and issuing shares of Common Stock to raise additional working capital for ongoing operations or planned research projects, and the financing of the Corporation's recent acquisition of a generic drug manufacturer. The Corporation may also issue additional shares of Common Stock to attract and retain valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Corporation's existing stock plans.

     From time to time the Corporation is engaged in discussions with a number of potential candidates for acquisitions of complementary technologies, product lines or businesses. The Company does not have any current commitments or agreements relating to any acquisitions. Any acquisition may necessarily involve the issuance of shares of Common Stock, and, depending on the size of the acquisition, the need for additional working capital. Additional working capital will necessarily require the issuance of additional shares of capital stock. The Board of Directors believes that the authorization of additional shares of capital stock is necessary to support the future needs of the Corporation's growth, whether through acquisitions or additional rounds of financing.

    Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Corporation's securities may then be listed, or the Charter or By-Laws of the Corporation then in effect. Frequently, opportunities arise that require prompt action, and the Corporation believes that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Corporation and its stockholders.

    The additional shares of Common Stock authorized for issuance pursuant to this proposal will have all of the rights and privileges which the presently outstanding shares of Common Stock possess under the Corporation's Charter. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

    The issuance of any additional shares of Common Stock by the Corporation may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock of existing stockholders. The Corporation, however, will receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.

    The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Corporation. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Corporation and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Corporation's Common Stock, to acquire control of the Corporation, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Neither the Charter nor By-Laws of the Corporation now contain any provisions that are generally considered to have an anti-takeover effect, and the Board of Directors does not now plan to propose any anti-takeover measures in future proxy solicitations. The Corporation is not aware of any pending or threatened efforts to obtain control of the Corporation, and the Board of Directors has no current intention to use the additional shares of Common Stock to impede a takeover attempt.

    The proposal to amend the Charter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE
          AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION.

                      PROPOSAL TO AMEND THE 1991 STOCK PLAN

AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 1991 STOCK PLAN

    The Corporation's 1991 Stock Plan (the "1991 Plan") was adopted by the Board of Directors on October 14, 1991 and approved by the stockholders of the Corporation on June 30, 1992. Originally, 1,200,000 shares of Common Stock were reserved for issuance thereunder. On December , 1996, the Board of Directors approved an amendment (the "Amendment") to the 1991 Plan increasing the number of shares reserved for issuance thereunder from 1,200,000 to 2,600,000 shares, subject to stockholder approval of the Amendment. At the Meeting, the stockholders are being requested to consider and approve the Amendment.

    The Board of Directors believes that the Corporation's ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation's ability to provide such employment candidates long-term, equity-based incentives in the form of stock options as part of their compensation. As of December 13, 1996, 236,900 shares remained available for future option grants under the 1991 Plan. The Board of Directors believes that the shares remaining available for future option grants under the 1991 Plan are insufficient for such purposes.

AMENDMENT TO COMPLY WITH INTERNAL REVENUE CODE SECTION 162(M)

    Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), tax deductions attributable to compensation in excess of $1 million paid by the Corporation to certain of its key executives may be disallowed. Compensation for this purpose does not include "performance-
based" compensation, however, and options issued pursuant to stock option plans may qualify as performance-based compensation. For such options to qualify as performance-based compensation numerous requirements must be satisfied, including the attainment of one or more preestablished, objective performance goals. An option having a per share exercise price equal to or greater than the fair market value of a share of stock underlying such option on the date of grant will be deemed to satisfy this performance goal requirement if, among other things, the plan pursuant to which such option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee. If such a maximum is established, a stockholder should be able to calculate the maximum amount of compensation that a participant could receive in any taxable year pursuant to the grant of such an option by multiplying the maximum number of shares that could be received by any participant under such plan by the excess of the fair market value of the shares at some time in the future over the exercise price.

    The 1991 Plan, as described below, currently has no restrictions as to the maximum number of shares of Common Stock that a participant may acquire thereunder. The Board of Directors believes that it is appropriate to limit the number of shares that any one participant can receive under the 1991 Plan. Consequently, the Board of Directors has approved, and recommends that the stockholders approve, an amendment to the 1991 Plan limiting to 750,000 the number of shares of Common Stock with respect to which options may granted under the 1991 Plan to any one participant during any taxable year of the Company.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                           AMENDMENT OF THE 1991 PLAN.

    The essential features of the 1991 Plan are outlined below:

    The 1991 Plan currently provides for the issuance of a maximum of 1,200,000 shares of Common Stock pursuant to the grant to employees of incentive stock options ("ISOs") within the meaning of Section 422 of the Code and the grant of non-qualified stock options ("NQSOs"), stock awards ("Awards") or opportunities to make direct purchases of stock in the Corporation ("Purchases") to employees, consultants, directors and officers of the Corporation. Currently, 72 employees (including directors who are also employees of the Corporation, officers of the Corporation and employees of Able Laboratories, Inc. the Corporation's subsidiary), 3 non-employee directors and approximately 14 consultants are eligible to participate in the 1991 Plan.

    The 1991 Plan is currently administered by the Board of Directors. Subject to the provisions of the 1991 Plan, the Board of Directors has the authority to
(i) determine to whom options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which options or Awards may be granted or Purchases made; (iii) determine whether each option granted shall be an ISO or an NQSO; (iv) determine the time or times when each option shall become exercisable and the duration of the exercise period; (v) determine whether restrictions such as repurchase options are to be imposed on shares subject to options, Awards and Purchases and the nature of such restrictions, if any; and (vi) interpret the 1991 Plan and prescribe and rescind rules and regulations relating to it. The Board of Directors determines the exercise price per share for NQSOs, Awards and Purchases under the 1991 Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share for each ISO granted under the 1991 Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

    An option is not transferable by the optionholder except by will or by the laws of descent and distribution or, with respect to NQSOs, pursuant to a qualified domestic relations order. Each option expires on the date specified by the Board of Directors, but not more than (i) ten years and one day from the date of grant in the case of NQSOs, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the ISO is exercisable for a maximum of 180 days after such termination. Options, Awards and opportunities to make Purchases may be granted under the 1991 Plan at any time prior to October 14, 2001.

    As of December 13, 1996, options to purchase 797,900 shares of Common Stock at a weighted average exercise price of $1.02 per share were outstanding under the 1991 Plan. On December 13, 1996, the market price, as reported by the Nasdaq SmallCap Market, of the Common Stock, the class of stock underlying all options, Awards and Purchases under the 1991 Plan, was $ per share.

    The following table sets forth as of December 13, 1996 options granted since inception under the 1991 Plan to (i) the individuals named in the Summary Compensation Table, (ii) each nominee for election as a director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees, excluding executive officers, as a group.


                                                          NUMBER OF SHARES
             NAME AND POSITION                        UNDERLYING OPTIONS GRANTED
             -----------------                        --------------------------
Dr. Ian R. Ferrier, Director                                          0
Steven Georgiev, Director                                             0
Dr. Indu A. Muni, President, Chief Executive
  Officer, Treasurer and Director                                     0
Dr. F. Howard Schneider, Senior Vice President
  -- Technology and Director                                    160,000
Dr. Michael Sorell                                                    0
Dhananjay G. Wadekar, Chairman of the Board,
  Executive Vice President and Director                               0
All executive officers as a group (5 persons)                   240,000
All current directors who are not executive
  officers as a group (3 persons)                                     0
All employees, excluding executive officers,
  as a group                                                   402,500


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of United States Federal income tax consequences of the issuance and exercise of options and certain other rights granted under the 1991 Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the 1991 Plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state and local tax consequences that are not discussed herein.

    The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1991 Plan:

       1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Corporation upon either the grant or exercise of an ISO.

       2. If shares  acquired upon exercise of an ISO are not disposed of within
    (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

       3. If shares acquired upon exercise of an ISO are disposed of on or before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

       4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes.

       5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

       6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

       7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

       8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

       9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    The following general rules are applicable under current federal income tax law to options granted under the 1991 Plan that do not qualify as ISOs (collectively, "NQSOs"):

       1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Corporation is not allowed a federal income tax deduction by reason of such grant.

       2. The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

       3. When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

       4. The Corporation generally should be entitled to a federal income tax deduction when compensation income is recognized by the optionee.

       5. An optionee may be entitled to exercise a NQSO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

       6. Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1991 Plan:

    Under current federal income tax law, persons receiving Common Stock pursuant to an Award or a grant of an opportunity to make a Purchase generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation generally should be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In fiscal 1996, the Corporation entered into a strategic marketing and business development relationship for certain of the Corporation's technologies with Bogart Delafield Ferrier. To date, the Corporation has paid to Bogart Delafield Ferrier in connection with this relationship $70,000 in fees plus $9,570 for expenses. Bogart Delafield Ferrier is also entitled to royalties of 1 1/2% of the dollar value of any transaction with respect to certain of the Corporation's technologies initiated with a pharmaceutical or managed care company after March 12, 1996. No such transaction has been initiated to date. Dr. Ferrier, a director of the Corporation, is Chief Executive Officer and Chairman of Bogart Delafield Ferrier.

     In August 1996, the Executive Compensation Committee approved a line of credit in the amount of $250,000 for each of Mr. Wadekar and Dr. Muni, both of whom are officers and directors of the Corporation. The interest rate on any loans made by the Corporation to Mr. Wadekar or Dr. Muni under the line of credit is 6.07% per annum, and such loans are secured by shares of the Corporation's Common Stock held by the borrower at the time of the loan. To date, Mr. Wadekar and Dr. Muni have each borrowed $55,000 under the line of credit.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                              STOCKHOLDER PROPOSALS

    It is contemplated that the next Annual Meeting of Stockholders will be held on or about January 30, 1998. Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than August 29, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                            AUDITORS FOR FISCAL 1997

    The Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as independent auditors for the fiscal year ending June 30, 1997. Wolf & Company, P.C. has acted as the Corporation's auditors commencing with the period ending June 30, 1989. It is expected that a member of Wolf & Company, P.C. will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Corporation believes that during fiscal 1996 all of its officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

                            EXPENSES AND SOLICITATION

    The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Also, the Corporation may retain a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such proxy solicitation firm customary fees plus expenses. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph, following the original solicitation.















SIDE A
                                  DYNAGEN, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 30, 1997

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DYNAGEN, INC.

         The undersigned hereby appoints Dhananjay G. Wadekar and Dr. Indu A. Muni, and each of them alone, proxies, with full power of substitution, to vote all shares of Common Stock of DynaGen, Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on Thursday, January 30, 1997, at 3:00 p.m. at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 20th Floor, 125 High Street, Boston, Massachusetts 02110, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated December 27, 1996 a copy of which has been received by the undersigned.

    1.   To elect a Board of Directors for the ensuing year.

     [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for all
         (except as marked to the             nominees listed below:
         contrary below):

         Dr. Ian R. Ferrier
         Steven Georgiev
         Dr. Indu A. Muni
         Dr. F. Howard Schneider
         Dr. Michael Sorell
         Dhananjay G. Wadekar

INSTRUCTIONS:    To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
                                                                       .
                 -------------------------------------------------------

         2. To consider and act upon a proposal to approve an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share ("Common Stock"), from 40,000,000 to 75,000,000 shares.

                  [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

         3. To consider and act upon a proposal to approve an amendment to the Corporation's 1991 Stock Plan to increase the number of shares of Common Stock of the Corporation authorized to be issued thereunder from 1,200,000 to 2,600,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code.

                  [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

         4. To transact such other business as may properly come before the meeting.



                                      -2-


SIDE B

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

                                             Dated:____________________, 199__

                                             ---------------------------------
                                             Signature(s) of Stockholder(s)

                                             ---------------------------------
                                             Please Print Name:
                                             (If  signing  as  attorney,
                                             executor,     trustee    or
                                             guardian,  please give your
                                             full  title  as  such.   If
                                             stock is held jointly, each
                                             owner should sign.)